The information in this preliminary term sheet is not complete and may be changed. This preliminary term sheet and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these notes and we are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Preliminary Term Sheet dated April 15, 2026

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-285508

(To Product Supplement No. STOCK LIRN-1 dated February
11, 2026, Prospectus Supplement dated March 25, 2025
and Prospectus dated March 25, 2025)

Units $10 principal amount per unit CUSIP No.	Pricing Date* Settlement Date* Maturity Date*	April , 2026 May , 2026 April , 2028
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Equity Securities

▪	Maturity of approximately 2 years

▪	1.5-to-1 upside exposure to increases in the Basket, subject to a capped return of [45.00% to 55.00%]

▪	1-to-1 downside exposure to decreases in the Basket, with up to 100% of your principal at risk

▪	The Basket will be comprised of fifteen financial sector equity securities as specified under “The Basket” herein (the “Basket Stocks”). Each of the Basket Stocks will be given an approximately equal weight

▪	All payments occur at maturity and are subject to the credit risk of Bank of Montreal

▪	No periodic interest payments

▪	In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes”

▪	Limited secondary market liquidity, with no exchange listing

▪	The notes are the unsecured obligations of Bank of Montreal. The notes are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The notes are being issued by Bank of Montreal (“BMO”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” and “Additional Risk Factors” beginning on page TS-6 of this term sheet and beginning on page PS-6 of product supplement STOCK LIRN-1.

The estimated initial value of the notes determined by us as of the pricing date, which we refer to as the initial estimated value, is expected to be within the range of $9.00 and $9.40 per unit and will be less than the public offering price listed below. However, as discussed in more detail in this term sheet, the actual value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Summary” on the following page, “Risk Factors” beginning on page TS-6 of this term sheet and “Structuring the Notes” below for additional information.

The notes are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

_________________________

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________

	Per Unit	Total
Public offering price(1)	$ 10.00	$
Underwriting discount(1)	$ 0.20	$
Proceeds, before expenses, to BMO	$ 9.80	$

(1)	For any purchase of 300,000 units or more in a single transaction by an individual investor or in combined transactions with the investor’s household in this offering, the public offering price and the underwriting discount will be $9.95 per unit and $0.15 per unit, respectively. See “Supplement to the Plan of Distribution” below.

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

BofA Securities

April , 2026

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Summary

The Capped Leveraged Index Return Notes® Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028 (the “notes”) are our senior unsecured debt securities. The notes are not insured by the Canada Deposit Insurance Corporation or the Federal Deposit Insurance Corporation, or secured by collateral. The notes rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the notes, including any repayment of principal, are subject to our credit risk.

The notes provide you a leveraged return, subject to a cap, if the Ending Value of the Market Measure, which is the basket of fifteen financial sector equity securities described below, is greater than the Starting Value. If the Ending Value is equal to the Starting Value, you will receive the principal amount of your notes. If the Ending Value is less than the Starting Value, you will lose all or a portion of the principal amount of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our credit risk. See “Terms of the Notes” below.

The Basket is comprised of fifteen financial sector equity securities as specified under “The Basket” herein (each a “Basket Stock”). On the pricing date, each Basket Stock will be given an approximately equal weight.

Our initial estimated value of the notes equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the notes, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the notes.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the initial estimated value of the notes is based on market conditions at the time it is calculated.

The economic terms of the notes (including the Capped Value) are based on our internal funding rate described above. Our internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. This difference in funding rate, as well as the underwriting discount and the hedging related charge described below, will reduce the economic terms of the notes to you and the initial estimated value of the notes on the pricing date. Due to these factors, the public offering price you pay to purchase the notes will be greater than the initial estimated value of the notes.

For more information about the initial estimated value and the structuring of the notes, see “Risk Factors” and “Structuring the Notes” below.

Terms of the Notes		Redemption Amount Determination
Issuer:	Bank of Montreal (“BMO”)	On the maturity date, you will receive a cash payment per unit determined as follows:
Principal Amount:	$10.00 per unit
Term:	Approximately 2 years
Market Measure:	An approximately equally weighted basket (the “Basket”) comprised of fifteen financial sector equity securities. See “The Basket” herein for information about the Basket Stocks, including ticker symbols and weightings on the pricing date. We refer to each of their issuers as an “Underlying Company.”
Starting Value:	The Starting Value will be set to 100.00 on the pricing date
Ending Value:	The value of the Basket on the Calculation Day, calculated as specified in “The Basket” below and “Description of the LIRNs—Basket Market Measures” beginning on page PS-30 of product supplement STOCK LIRN-1. The scheduled Calculation Day is subject to postponement in the event of Market Disruption Events, as described beginning on page PS-23 of product supplement STOCK LIRN-1.
Price Multiplier:	1, for each Basket Stock, subject to adjustment for certain corporate events relating to that Basket Stock, as described beginning on page PS-25 of product supplement STOCK LIRN-1
Threshold Value:	100.00 (100.00% of the Starting Value)
Participation Rate:	150%
Capped Value:	[$14.50 to $15.50] per unit, which represents a return of [45.00% to 55.00%] over the principal amount. The actual Capped Value will be determined on the pricing date.
Calculation Day:	The fifth scheduled trading day immediately preceding the maturity date.
Fees and Charges:	The underwriting discount of $0.20 per unit listed on the cover page and the hedging related charge of $0.05 per unit described in “Structuring the Notes” below.
Joint Calculation Agents:	BMO Capital Markets Corp. (“BMOCM”) and BofA Securities, Inc. (“BofAS”), acting jointly.

Capped Leveraged Index Return Notes®	TS-2

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

The terms and risks of the notes are contained in this term sheet and in the following:

▪	Product supplement STOCK LIRN-1 dated February 11, 2026: https://www.sec.gov/Archives/edgar/data/927971/000121465926001513/b211262424b2.htm

▪	Prospectus Supplement and Prospectus dated March 25, 2025: https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website as indicated above or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling toll-free at 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement STOCK LIRN-1. When we refer to “we,” “us” or “our” in this term sheet, we refer only to Bank of Montreal.

“Leveraged Index Return Notes®” and “LIRNs®” are the registered service marks of Bank of America Corporation, the parent company of MLPF&S and BofAS.

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:

▪      You anticipate that the value of the Basket will increase moderately from the Starting Value to the Ending Value.

▪      You are willing to risk a loss of principal and return if the value of the Basket decreases from the Starting Value to the Ending Value.

▪      You accept that the return on the notes will be capped.

▪      You are willing to forgo the interest payments that are paid on conventional interest bearing debt securities.

▪      You are willing to forgo dividends or other benefits of owning the Basket Stocks.

▪      You are willing to accept a limited market or no market for sales prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our actual and perceived creditworthiness, our internal funding rate and fees and charges on the notes.

▪      You are willing to assume our credit risk, as issuer of the notes, for all payments under the notes, including the Redemption Amount.

▪      You believe that the value of the Basket will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return.

▪      You seek principal repayment or preservation of capital.

▪      You seek an uncapped return on your investment.

▪      You seek interest payments or other current income on your investment.

▪      You want to receive dividends or other distributions paid on the Basket Stocks.

▪      You seek an investment for which there will be a liquid secondary market.

▪      You are unwilling or are unable to take market risk on the notes or to take our credit risk as issuer of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Capped Leveraged Index Return Notes®	TS-3

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Hypothetical Payout Profile and Examples of Payments at Maturity

The graph below is based on hypothetical numbers and values.

Capped Leveraged Index Return Notes®

This graph reflects the returns on the notes, based on the Participation Rate of 150%, the Threshold Value of 100% of the Starting Value and a hypothetical Capped Value of $15.00 per unit (the midpoint of the Capped Value range of [$14.50 to $15.50]). The green line reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the Basket Stocks, excluding dividends.

This graph has been prepared for purposes of illustration only.

The following table and examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Redemption Amount and total rate of return based on the Starting Value of 100.00, the Threshold Value of 100.00, the Participation Rate of 150%, a hypothetical Capped Value of $15.00 per unit and a range of hypothetical Ending Values. The actual amount you receive and the resulting total rate of return will depend on the actual Ending Value and Capped Value, and whether you hold the notes to maturity. The following examples do not take into account any tax consequences from investing in the notes.

For recent hypothetical historical values of the Basket, see “The Basket” section below. For recent actual prices of the Basket Stocks, see “The Basket Stocks” section below. The Ending Value will not include any income generated by dividends paid on the Basket Stocks, which you would otherwise be entitled to receive if you invested in the Basket Stocks directly. In addition, all payments on the notes are subject to issuer credit risk.

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Total Rate of Return on the Notes
0.00	-100.00%	$0.00	-100.00%
50.00	-50.00%	$5.00	-50.00%
60.00	-40.00%	$6.00	-40.00%
70.00	-30.00%	$7.00	-30.00%
80.00	-20.00%	$8.00	-20.00%
90.00	-10.00%	$9.00	-10.00%
95.00	-5.00%	$9.50	-5.00%
100.00(1) (2)	0.00%	$10.00	0.00%
105.00	5.00%	$10.75	7.50%
110.00	10.00%	$11.50	15.00%
120.00	20.00%	$13.00	30.00%
130.00	30.00%	$14.50	45.00%
133.34	33.34%	$15.00(3)	50.00%
140.00	40.00%	$15.00	50.00%
150.00	50.00%	$15.00	50.00%
160.00	60.00%	$15.00	50.00%

(1)	This is the Threshold Value.

(2)	The Starting Value will be set to 100.00 on the pricing date.

(3)	The Redemption Amount per unit cannot exceed the hypothetical Capped Value.

Capped Leveraged Index Return Notes®	TS-4

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Redemption Amount Calculation Examples

Example 1
The Ending Value is 50.00, or 50.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 100.00
Ending Value: 50.00
= $5.00 Redemption Amount per unit

Example 2
The Ending Value is 105.00, or 105.00% of the Starting Value:
Starting Value: 100.00
Ending Value: 105.00
= $10.75 Redemption Amount per unit

Example 3
The Ending Value is 160.00, or 160.00% of the Starting Value:
Starting Value: 100.00
Ending Value: 160.00
= $19.00, however, because the Redemption Amount for the notes cannot exceed the hypothetical Capped Value, the Redemption Amount will be $15.00 per unit

Capped Leveraged Index Return Notes®	TS-5

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Risk Factors

There are important differences between the notes and a conventional debt security. An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-6 of product supplement STOCK LIRN-1, page S-2 of the prospectus supplement, and page 9 of the prospectus identified above. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Structure-related Risks

▪	Depending on the performance of the Basket as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.

▪	The notes do not pay interest, and any return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.

▪	Any positive return on your investment is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the Basket Stocks.

▪	Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes. If we become insolvent or are unable to pay our obligations, you may lose your entire investment.

Valuation and Market-related Risks

▪	Our initial estimated value of the notes is only an estimate, and is based on a number of factors. The public offering price of the notes may exceed our initial estimated value, because costs associated with offering, structuring and hedging the notes are included in the public offering price, but are not included in the estimated value. These costs will include any underwriting discount and selling concessions and the cost of hedging our obligations under the notes through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

▪	To determine the terms of the notes, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the notes are less favorable to you than if we had used a higher funding rate.

▪	Our initial estimated value of the notes is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility of the Basket Stocks, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the notes that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the notes could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which we, BofAS or any of our respective affiliates would be willing to purchase the notes from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which we, BofAS or any of our respective affiliates or any other party would be willing to buy your notes in any secondary market at any time.

▪	A trading market is not expected to develop for the notes. None of us, MLPF&S, BofAS or any of our respective affiliates is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks

▪	Our business, hedging and trading activities, and those of MLPF&S, BofAS and our respective affiliates (including trades in the Basket Stocks), and any hedging and trading activities we, MLPF&S, BofAS or our respective affiliates engage in for our clients’ accounts, may adversely affect the market value of and return on the notes and may create conflicts of interest with you.

▪	There may be potential conflicts of interest involving the calculation agents, one of which is our affiliate and one of which is BofAS. We have the right to appoint and remove the calculation agents.

Capped Leveraged Index Return Notes®	TS-6

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Market Measure-related Risks

▪	The Underlying Companies will have no obligations relating to the notes, and none of us, MLPF&S or BofAS will perform any due diligence procedures with respect to any Underlying Company in connection with this offering.

▪	Increases in the prices of one or more of the Basket Stocks may be offset by decreases in the prices of one or more of the other Basket Stocks.

▪	You will have no rights of a holder of the Basket Stocks, and you will not be entitled to receive shares of the Basket Stocks or dividends or other distributions by the Underlying Companies.

▪	While we, MLPF&S, BofAS or our respective affiliates may from time to time own securities of the Underlying Companies, we, MLPF&S, BofAS and our respective affiliates do not control any Underlying Company, and have not verified any disclosures made by any Underlying Company.

▪	The Redemption Amount will not be adjusted for all corporate events that could affect a Basket Stock. See “Description of the LIRNs—Anti-Dilution Adjustments” in product supplement STOCK LIRN-1.

▪	Your return on the notes may be affected by factors affecting the international securities markets with respect to the Class A limited voting shares of Brookfield Asset Management Ltd. and the Class A common shares of Patria Investments Limited.

Tax-related Risks

▪	The U.S. federal income tax consequences of an investment in the notes are unclear. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the notes. Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the notes, the tax consequences of the ownership and disposition of the notes, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the notes, possibly retroactively.

▪	You should review carefully the sections of this term sheet and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional Risk Factors

An investment in the notes is subject to risks associated with investing in equity securities in the financial sector.

The Basket Stocks are issued by companies whose primary business is directly associated with the financial sector. Because the value of the notes is linked to the performance of the Basket Stocks, an investment in the notes exposes investors to risks associated with investments in the equity securities of companies in the financial sector.

Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector.

The value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial sector than a different investment linked to a more broadly diversified group of issuers. All of these factors could have an adverse effect on the price of the Basket Stocks and, therefore, on the value of the notes.

Capped Leveraged Index Return Notes®	TS-7

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

The Basket

The Basket is designed to allow investors to participate in the percentage changes in the prices of the Basket Stocks from the Starting Value to the Ending Value of the Basket. The Basket Stocks are described in the section “The Basket Stocks” below. Each Basket Stock will be assigned an initial weight on the pricing date, as set forth in the table below.

For more information on the calculation of the value of the Basket, please see the section entitled “Description of the LIRNs—Basket Market Measures” beginning on page PS-30 of product supplement STOCK LIRN-1.

If April 13, 2026 were the pricing date, for each Basket Stock, the Initial Component Weight, the Closing Market Price, the hypothetical Component Ratio and the initial contribution to the Basket value would be as follows:

Basket Stock	Bloomberg Symbol	Initial Component Weight	Closing Market Price(1)(2)	Hypothetical Component Ratio(1)(3)	Initial Basket Value Contribution
The Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests in AllianceBernstein Holding L.P.	AB	6.67%	$38.67	0.17248513	6.67
The Common Stock of Affiliated Managers Group, Inc.	AMG	6.67%	$291.10	0.02291309	6.67
The Common Stock of Apollo Global Management, Inc.	APO	6.62%	$109.95	0.06020919	6.62
The Class A Common Stock of Ares Management Corporation	ARES	6.67%	$106.68	0.06252343	6.67
The Class A Limited Voting Shares of Brookfield Asset Management Ltd.	BAM	6.67%	$46.33	0.14396719	6.67
The Common Stock of BlackRock, Inc.	BLK	6.67%	$1,023.65	0.00651590	6.67
The Common Stock of Blackstone Inc.	BX	6.67%	$121.82	0.05475291	6.67
The Common Stock of Goldman Sachs Group, Inc.	GS	6.67%	$890.79	0.00748774	6.67
The Common Stock of Interactive Brokers Group, Inc.	IBKR	6.67%	$74.55	0.08947015	6.67
The Common Stock of JPMorgan Chase & Co.	JPM	6.67%	$313.68	0.02126371	6.67
The Common Stock of KKR & Co. Inc.	KKR	6.67%	$98.14	0.06796413	6.67
The Common Stock of Morgan Stanley	MS	6.67%	$181.14	0.03682235	6.67

Capped Leveraged Index Return Notes®	TS-8

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

The Class A Common Stock of Blue Owl Capital Inc.	OWL	6.67%	$8.45	0.78934911	6.67
The Class A Common Shares of Patria Investments Limited	PAX	6.67%	$12.47	0.53488372	6.67
The Class A Common Stock of TPG Inc.	TPG	6.67%	$39.42	0.16920345	6.67
				Starting Value	100.00

(1)	The actual Closing Market Price of each Basket Stock and the resulting actual Component Ratios will be determined on the pricing date and will be set forth in the final term sheet that will be made available in connection with sales of the notes.

(2)	These were the Closing Market Prices of the Basket Stocks on April 13, 2026.

(3)	Each hypothetical Component Ratio equals the Initial Component Weight of the relevant Basket Stock (as a percentage) multiplied by 100, and then divided by the Closing Market Price of that Basket Stock on April 13, 2026 and rounded to eight decimal places.

The calculation agent will calculate the Ending Value of the Basket by summing the products of the Closing Market Price of each Basket Stock on the Calculation Day (multiplied by its Price Multiplier on that day) and the Component Ratio for that Basket Stock. The Price Multiplier for each Basket Stock will initially be 1, and is subject to adjustment as described in product supplement STOCK LIRN-1. If a Market Disruption Event occurs with respect to a Basket Stock on the scheduled Calculation Day, the Closing Market Price of that Basket Stock will be determined as more fully described in the section entitled “Description of the LIRNs—Basket Market Measures—Observation Level or Ending Value of the Basket” beginning on page PS-31 of product supplement STOCK LIRN-1.

Capped Leveraged Index Return Notes®	TS-9

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

While actual historical information on the Basket will not exist before the pricing date, the following graph sets forth the hypothetical historical daily performance of the Basket from December 12, 2022 through April 13, 2026. The graph is based upon actual daily historical prices of the Basket Stocks, hypothetical Component Ratios based on the closing prices of the Basket Stocks as of December 12, 2022, and a Basket value of 100.00 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.

Hypothetical Historical Performance of the Basket

Capped Leveraged Index Return Notes®	TS-10

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

The Basket Stocks

Each Basket Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by each Basket Stock can be located on a website maintained by the SEC at https://www.sec.gov by reference to that Basket Stock’s SEC file number or its CIK Code provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this term sheet. Neither we nor any agent has independently verified the accuracy or completeness of the information contained in outside sources.

This term sheet relates only to the notes and does not relate to the Basket Stocks or to any other securities of the Underlying Companies. None of us, MLPF&S, BofAS or any of our respective affiliates has participated or will participate in the preparation of the Underlying Companies’ publicly available documents. None of us, MLPF&S, BofAS or any of our respective affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the notes. None of us, MLPF&S, BofAS or any of our respective affiliates makes any representation that the publicly available documents or any other publicly available information regarding the Underlying Companies are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this term sheet, including events that would affect the accuracy or completeness of these publicly available documents that would affect the trading price of the Basket Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of the applicable Basket Stock and therefore could affect your return on the notes. The selection of the Basket Stocks is not a recommendation to buy or sell the Basket Stocks.

Before investing in the notes, you should consult publicly available sources for the prices of the Basket Stocks.

Capped Leveraged Index Return Notes®	TS-11

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

AllianceBernstein Holding L.P.

According to publicly available information, AllianceBernstein Holding L.P. provides investment management and related services.

AllianceBernstein Holding L.P.’s SEC file number is 001-09818 and its CIK Code is 0000825313. The units representing assignments of beneficial ownership of limited partnership interests (“units”) in AllianceBernstein Holding L.P. are listed on the New York Stock Exchange under the symbol “AB.”

The following graph shows the daily historical performance of units in AllianceBernstein Holding L.P. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the units in AllianceBernstein Holding L.P. was $38.67. The graph below may have been adjusted to reflect certain corporate actions.

Historical Performance of the Units in AllianceBernstein Holding L.P.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-12

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Affiliated Managers Group, Inc.

According to publicly available information, Affiliated Managers Group, Inc. invests in partner-owned investment management firms.

Affiliated Managers Group, Inc.’s SEC file number is 001-13459 and its CIK Code is 0001004434. The common stock of Affiliated Managers Group, Inc. is listed on the New York Stock Exchange under the symbol “AMG.”

The following graph shows the daily historical performance of the common stock of Affiliated Managers Group, Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Affiliated Managers Group, Inc. was $291.10. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of Affiliated Managers Group, Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-13

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Apollo Global Management, Inc.

According to publicly available information, Apollo Global Management, Inc. is an alternative asset manager and a retirement services provider.

Apollo Global Management, Inc.’s SEC file number is 001-41197 and its CIK Code is 0001858681. The common stock of Apollo Global Management, Inc. is listed on the New York Stock Exchange under the symbol “APO.”

The following graph shows the daily historical performance of the common stock Apollo Global Management, Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Apollo Global Management, Inc. was $109.95. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of Apollo Global Management, Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-14

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Ares Management Corporation

According to publicly available information, Ares Management Corporation is an alternative investment manager.

Ares Management Corporation’s SEC file number is 001-36429 and its CIK Code is 0001176948. The Class A common stock of Ares Management Corporation is listed on the New York Stock Exchange under the symbol “ARES.”

The following graph shows the daily historical performance of the Class A common stock of Ares Management Corporation on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the Class A common stock of Ares Management Corporation was $106.68. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Class A Common Stock of Ares Management Corporation

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-15

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Brookfield Asset Management Ltd.

According to publicly available information, Brookfield Asset Management Ltd., a Canadian company, is an alternative asset manager with assets in renewable power, infrastructure, private equity, real estate, and credit.

Brookfield Asset Management Ltd.’s SEC file number is 001-41563 and its CIK Code is 0001937926. The Class A limited voting shares of Brookfield Asset Management Ltd. are listed on the New York Stock Exchange under the symbol “BAM.”

The following graph shows the daily historical performance of the Class A limited voting shares of Brookfield Asset Management Ltd. on its primary exchange in the period from December 12, 2022 through April 13, 2026. The Class A limited voting shares of Brookfield Asset Management Ltd. began trading on the New York Stock Exchange on December 12, 2022 and therefore has limited performance history. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the Class A limited voting shares of Brookfield Asset Management Ltd. was $46.33. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Class A Limited Voting Shares of Brookfield Asset Management Ltd.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-16

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

BlackRock, Inc.

According to publicly available information, BlackRock, Inc. is an investment management firm.

BlackRock, Inc.’s SEC file number is 001-42297 and its CIK Code is 0002012383. The common stock of BlackRock, Inc. is listed on the New York Stock Exchange under the symbol “BLK.”

The following graph shows the daily historical performance of the common stock BlackRock, Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of BlackRock, Inc. was $1,023.65. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of BlackRock, Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-17

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Blackstone Inc.

According to publicly available information, Blackstone Inc. is an alternative asset manager with four business segments: real estate, private equity, credit and insurance and multi-asset investing.

Blackstone Inc.’s SEC file number is 001-33551 and its CIK Code is 0001393818. The common stock of Blackstone Inc. is listed on the New York Stock Exchange under the symbol “BX.”

The following graph shows the daily historical performance of the common stock of Blackstone Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Blackstone Inc. was $121.82. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of Blackstone Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-18

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. is a financial institution that provides a range of financial services to a client base that includes corporations, financial institutions, governments and individuals.

The Goldman Sachs Group, Inc.’s SEC file number is 001-14965 and its CIK Code is 0000886982. The common stock of Goldman Sachs Group, Inc. is listed on the New York Stock Exchange under the symbol “GS.”

The following graph shows the daily historical performance of the common stock of Goldman Sachs Group, Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Goldman Sachs Group, Inc. was $890.79. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of The Goldman Sachs Group, Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-19

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Interactive Brokers Group, Inc.

According to publicly available information, Interactive Brokers Group, Inc. is an automated global broker.

Interactive Brokers Group, Inc.’s SEC file number is 001-33440 and its CIK Code is 0001381197. The common stock of Interactive Brokers Group, Inc. is listed on The Nasdaq Global Select Market under the symbol “IBKR.”

The following graph shows the daily historical performance of the common stock of Interactive Brokers Group, Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Interactive Brokers Group, Inc. was $74.55. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of Interactive Brokers Group, Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-20

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. is a financial services firm engaged in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management.

JPMorgan Chase & Co.’s SEC file number is 001-05805 and its CIK Code is 0000019617. The common stock of JPMorgan Chase & Co. is listed on the New York Stock Exchange under the symbol “JPM.”

The following graph shows the daily historical performance of the common stock of JPMorgan Chase & Co. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of JPMorgan Chase & Co. was $313.68. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of JPMorgan Chase & Co.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-21

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

KKR & Co. Inc.

According to publicly available information, KKR & Co. Inc. is an investment firm that offers alternative asset management and capital markets and insurance solutions.

KKR & Co. Inc.’s SEC file number is 001-34820 and its CIK Code is 0001404912. The common stock of KKR & Co. Inc. is listed on the New York Stock Exchange under the symbol “KKR.”

The following graph shows the daily historical performance of the common stock of KKR & Co. Inc. on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of KKR & Co. Inc. was $98.14. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of KKR & Co. Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-22

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Morgan Stanley

According to publicly available information, Morgan Stanley is a global financial services firm that advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals.

Morgan Stanley’s SEC file number is 001-11758 and its CIK Code is 0000895421. The common stock of Morgan Stanley is listed on the New York Stock Exchange under the symbol “MS.”

The following graph shows the daily historical performance of the common stock of Morgan Stanley on its primary exchange in the period from January 1, 2016 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the common stock of Morgan Stanley was $181.14. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Common Stock of Morgan Stanley

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-23

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Blue Owl Capital Inc.

According to publicly available information, Blue Owl Capital Inc. is an alternative asset manager.

Blue Owl Capital Inc.’s SEC file number is 001-39653 and its CIK Code is 0001823945. The Class A common stock of Blue Owl Capital Inc. is listed on the New York Stock Exchange under the symbol “OWL.”

The following graph shows the daily historical performance of the Class A common stock of Blue Owl Capital Inc. on its primary exchange in the period from December 14, 2020 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the Class A common stock of Blue Owl Capital Inc. was $8.45. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Class A Common Stock of Blue Owl Capital Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-24

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Patria Investments Limited

According to publicly available information, Patria Investments Limited, a Cayman Islands company, is an alternative investment firm.

Patria Investments Limited’s SEC file number is 001-39911 and its CIK Code is 0001825570. The Class A common shares of Patria Investments Limited are listed on the The Nasdaq Global Select Market under the symbol “PAX.”

The following graph shows the daily historical performance of the Class A common shares of Patria Investments Limited on its primary exchange in the period from January 22, 2021 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the Class A common shares of Patria Investments Limited was $12.47. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Class A Common Shares of Patria Investments Limited

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-25

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

TPG Inc.

According to publicly available information, TPG Inc. is an alternative asset manager with assets in private equity, credit and real estate.

TPG Inc.’s SEC file number is 001-41222 and its CIK Code is 0001880661. The Class A common stock of TPG Inc. is listed on the Nasdaq Global Select Market under the symbol “TPG.”

The following graph shows the daily historical performance of the Class A common stock of TPG Inc. on its primary exchange in the period from January 13, 2022 through April 13, 2026. We obtained this historical data from Bloomberg Finance L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Finance L.P. On April 13, 2026, the Closing Market Price of the Class A common stock of TPG Inc. was $39.42. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits.

Historical Performance of the Class A Common Stock of TPG Inc.

This historical data on this Basket Stock is not necessarily indicative of the future performance of this Basket Stock or what the value of the notes may be. Any historical upward or downward trend in the price per share of this Basket Stock during any period set forth above is not an indication that the price per share of this Basket Stock is more or less likely to increase or decrease at any time over the term of the notes.

Capped Leveraged Index Return Notes®	TS-26

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Supplement to the Plan of Distribution

Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.

BofAS has informed us of the information in the following paragraph. MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet.

We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which reduces the economic terms of the notes to you. An affiliate of BofAS has an ownership interest in LFT Securities, LLC.

We may deliver the notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the notes occurs more than one business day from the pricing date, purchasers who wish to trade the notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

BofAS has advised us that MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices determined by reference to their pricing models at their discretion, and these prices will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. BofAS has advised us that at MLPF&S’s and BofAS’s discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes is expected to be based on then-prevailing market conditions and other considerations, including the performance of the Basket and the remaining term of the notes. However, none of us, MLPF&S, BofAS or any of our respective affiliates is obligated to purchase your notes at any price or at any time, and we cannot assure you that we, MLPF&S, BofAS or any of our respective affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.

BofAS has informed us that, as of the date of this term sheet, it expects that if you hold your notes in a BofAS account, the value of the notes shown on your account statement will be based on BofAS’s estimate of the value of the notes if BofAS or another of its affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.

The distribution of the Note Prospectus in connection with these offers or sales will be solely for the purpose of providing investors with the description of the terms of the notes that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding BMO or for any purpose other than that described in the immediately preceding sentence.

An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:

•	the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;

•	a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and

•	a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”), and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).

Please contact your Merrill financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.

Capped Leveraged Index Return Notes®	TS-27

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the Basket. As is the case for all of our debt securities, including our market-linked notes, the economic terms of the notes reflect our actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these notes at a rate that is more favorable to us than the rate which we refer to as our internal funding rate, which is the rate that we might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with costs associated with offering, structuring and hedging the notes, results in the initial estimated value of the notes on the pricing date being less than the public offering price.

At maturity, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the $10 per unit principal amount and will depend on the performance of the Basket. In order to meet these payment obligations, at the time we issue the notes, we expect to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of its affiliates. The terms of these hedging arrangements are determined by seeking bids from market participants, which may include MLPF&S, BofAS and/or one of their or our respective affiliates, and take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Basket Stocks, the tenor of the notes and the tenor of the hedging arrangements. The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include a hedging related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by our affiliates, MLPF&S, BofAS or any other hedge providers. Any profit in connection with such hedging activity will be in addition to any other compensation that the agent, and their or our respective affiliates receive for the sale of notes, which creates an additional incentive to sell the notes to you.

For further information, see “Risk Factors—Valuation- and Market-related Risks” beginning on page PS-8 and “Use of Proceeds and Hedging” on page PS-18 of product supplement STOCK LIRN-1.

Capped Leveraged Index Return Notes®	TS-28

Capped Leveraged Index Return Notes®
Linked to a Basket of Fifteen Financial Sector Equity Securities, due April , 2028

Summary of Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the notes, please see the section entitled “Canadian Federal Income Tax Summary” in the product supplement STOCK LIRN-1.

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the notes due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a note as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation in the final pricing supplement. Assuming this treatment of the notes is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—LIRNs Treated as Open Transactions” in the accompanying product supplement.

Even if the treatment of the notes as “open transactions” is respected, a purchase of a note may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain a U.S. investor would otherwise recognize in respect of a note would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period the U.S. investor held the notes, and the U.S. investor would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority there is significant uncertainty as to whether or how these rules will apply to the notes. U.S. investors should read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—LIRNs Treated as Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult their tax advisors regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the notes. If the IRS were successful in asserting an alternative treatment of the notes, the tax consequences of the ownership and disposition of the notes, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the notes may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to notes issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any underlying security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether the non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the notes.

Both U.S. and non-U.S. investors considering an investment in the notes should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the notes, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Capped Leveraged Index Return Notes®	TS-29